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Exhibit 7(b)

         This will and codicil of Moses L. Annenberg (who died July 20, 1942) have been probated in the Office of the Register of Wills of Philadelphia County. The will is dated May 24, 1940; the codicil thereto is dated July 7, 1942. Paragraph IIIB of the codicil established a continuing trust for the benefit of the decedent's wife, his seven daughters, Walter H. Annenberg and their respective lineal descendants.

         The will appoints Walter H. Annenberg initially as the sole trustee to administer the trust. As trustee, Walter H. Annenberg, by terms of the will, has the power:

         "...to invest any money at any time held in such trust and not for prompt distribution in such bonds, stocks, notes...as trustee shall consider for the best interest of such trust...so long as the trustee shall consider such action for the best interest of such trust estate."

         The administration of this trust continues under the jurisdiction of the Orphans' Court Division of the Court of Common Pleas, Philadelphia County, Pennsylvania. Walter H. Annenberg has qualified and remains as the sole trustee.


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         On March 3, 1961, Lita A. Hazen, sister of Walter H Annenberg, as settlor created an irrevocable trust for the benefit of Gwynne Hazen Cherry (her daughter) and her descendants. Walter H. Annenberg was designated as and continues to serve as sole trustee. The trust agreement provides that as sole trustee, he has the power to:

         "...invest and reinvest in and to acquire by exchange property of any character including by way of illustration but not of limitation, bonds, notes, debentures, mortgages, certificates of deposit, shares or interests in investment trusts, shares or interests in common trust funds, and capital, common and preferred stocks without regard to the proportion such property or similar property held may bear to the entire amount held and whether or not the same is of the class in which fiduciaries are authorized by law or any rule of court to invest funds".

         The trust is under the jurisdiction of the Orphans' Court Division of the Court of Common Pleas, Montgomery County, Pennsylvania.

         On March 3, 1961, Lita A. Hazen, sister of Walter H. Annenberg, as settlor created an irrevocable trust for the benefit of Alison Cecilia Cherry (now Alison Cherry Zuber), her granddaughter, and her descendants. Walter H. Annenberg was designated as and continues to serve as sole trustee. The trust agreement provides that as sole trustee, he has the power to:

         "...invest and reinvest in and to acquire by exchange property of any character including by way of illustration but not of limitation, bonds, notes, debentures, mortgages, certificates of deposit, shares or interests in investment trusts, shares or interests in common trust funds, and capital, common and preferred stocks without regard to the proportion such property or similar property held may bear to the entire amount held and whether or not the same is of the class in which fiduciaries are authorized by law or any rule of court to invest funds".

         The trust is under the jurisdiction of the Orphans' Court Division of the Court of Common Pleas, Montgomery County, Pennsylvania.

         On March 3, 1961, Lita A. Hazen, sister of Walter H. Annenberg, as settlor created an irrevocable trust for the benefit of Adam Zachary Cherry, her grandson, and his descendants. Walter H. Annenberg was designated as and continues to serve as sole trustee. The trust agreement provides that as trustee, he has the power to:

         "...invest and reinvest in and to acquire by exchange property of any character including by way of illustration but not of limitation, bonds, notes, debentures, mortgages, certificates of deposit, shares or interests in investment trusts, shares or interests in common trust funds, and capital, common and preferred stocks without regard to the proportion such property or similar property held may bear to the entire amount held and whether or not the same is of the class in which fiduciaries are authorized by law or any rule of court to invest funds".

         The trust is under the jurisdiction of the Orphans' Court Division of the Court of Common Pleas, Montgomery County, Pennsylvania.

         On December 29, 1976, Lita A. Hazen, sister of Walter H. Annenberg, as settlor created an irrevocable trust for the benefit of Alison Cherry (now Alison Cherry Zuber) her granddaughter, and her descendants. Walter H. Annenberg and Harry C. Coles, Jr., were designated as co-trustees. Harry C. Coles, Jr., resigned on January 28, 1977. Walter H. Annenberg continues to serve as sole trustee. The trust agreement provides that as sole trustee, he has the power to:

         "...invest and reinvest in and to acquire by exchange property of any character including by way of illustration but not of limitation, bonds, notes, debentures, mortgages, certificates of deposit, shares or interests in investment trusts, shares or interests in common trust funds, and capital, common and preferred stocks without regard to the proportion such property or similar property held may bear to the entire amount held and whether or not the same is of the class in which fiduciaries are authorized by law or any rule of court to invest funds".

         The trust is under the jurisdiction of the Orphans' Court Division of the Court of Common Pleas, Montgomery County, Pennsylvania.

         On December 29, 1976, Lita A. Hazen, sister of Walter H. Annenberg, as settlor created an irrevocable trust for the benefit of Adam Cherry, her grandson, and his descendants. Walter H. Annenberg and Harry C. Coles, Jr., were designated as co-trustees. Harry C. Coles, Jr., resigned on January 28, 1977. Walter H. Annenberg continues to serve as sole trustee. The trust agreement provides that as sole trustee, he has the power to:

         "...invest and reinvest in and to acquire by exchange property of any character including by way of illustration but not of limitation, bonds, notes, debentures, mortgages, certificates of deposit, shares or interests in investment trusts, shares or interests in common trust funds, and capital, common and preferred stocks without regard to the proportion such property or similar property held may bear to the entire amount held and whether or not the same is of the class in which fiduciaries are authorized by law or any rule of court to invest funds".

         The trust is under the jurisdiction of the Orphans' Court Division of the Court of Common Pleas, Montgomery County, Pennsylvania.


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         On July 27, 1976, Harriett A. Ames, the sister of Walter H. Annenberg, died leaving a last Will and Testament (the "Will") consisting of her Will dated January 28, 1976 and a First Codicil thereto dated February 13, 1976 of which trusts were created for the benefit of Steven Ames, her son, and Dana Ames Grossman (now Dana Ames Hammond), her granddaughter.

     The Will appoints Walter H. Annenberg as the sole trustee to administer the trusts. As trustee, Walter H. Annenberg, by terms of the Will, has power:

         "To hold and retain any property...in the same form of investment as that in which they received it, without regard as to whether or not such investments are of the character permitted by law as investments by fiduciaries, and to invest and reinvest...any part or all of any trust fund,...,in such manner as my Executors and/or Trustee, in their discretion, shall deem advisable, without being limited in their investments to those securities or property which otherwise would alone be lawful for them to invest in as such fiduciaries, and without any duty or obligation to diversify said investments;...;"

         The administration of said trusts continues under the jurisdiction of the Surrogate's Court of the County of New York, New York.